                                 Exhibit (m)(17)

 Fee-Based Programs Agreement dated as of April 1, 2002 between One Group Dealer
     Services, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536

         Ladies and Gentlemen:

         One Group Dealer Services, Inc. ("Distributor") has expressed interest in Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") including shares of the open-end investment companies listed on Schedule A (hereinafter collectively referred to as the "Funds" or individually, as the "Fund") in the fee-based program(s) (hereinafter collectively referred to as the "Fee-Based Programs" or individually, as the "Fee-Based Program") listed on Schedule B on the following terms:

         1. Merrill Lynch may in connection with the Fee-Based Program(s) sell shares of any Funds made available by Distributor, from time to time, at net asset value to clients participating in the Fee-Based Program(s). Merrill Lynch will receive no discount, commission or other concession with respect to any such sale, but will be entitled to receive any service fees and/or distribution fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Fund's then-current Prospectus.

         2. Distributor will make available to Merrill Lynch for use in the Fee-Based Program(s) such of the Funds being distributed by Distributor. The shares of such Funds shall be of the institutional class (i.e., a class of share without a sales load and not subject to any 12b-1 fees), or if no such class exists, the class of shares shall be a front-end load share offered to participants of fee-based programs at net asset value. It is understood and agreed that in connection with such Fee-Based Program(s), Merrill Lynch will act as an agent for its clients in purchasing and selling the Funds and not as a dealer for the Funds.

         3. For any Fee-Based Program client eligible to purchase Fund shares at net asset value, Merrill Lynch shall charge the fees set forth in the schedule of fees of the applicable Fee-Based Program, a copy of which are attached as Schedule C hereto. Merrill Lynch shall send to Distributor upon Distributor's request from time to time the then-current standard schedule(s) of fees for the Fee-Based Program(s).

         4. Merrill Lynch will not advertise, market or otherwise represent that the Funds may be purchased through Merrill Lynch at "no load", except that in brochures and other materials relating to the Fee-Based Programs, Merrill Lynch may refer to the Funds as available at net asset value if such materials also clearly reflect that: (a) shares of the Funds are only available at net asset value through the Fee-Based Program(s) (except to the extent that the then-current prospectus offers shares at Net Asset Value to certain groups and those purchasing over the breakpoint); and (b) clients will be charged a fee in connection with the Fee-Based Program(s). In connection with explaining the fees and expenses of the Fee-Based Program, representatives of Merrill Lynch may describe to customers the option of purchasing Fund shares through such Program at net asset value.

         5. This Agreement supplements the Selected Dealer Agreement between Distributor and Merrill Lynch. This Agreement shall not relieve Merrill Lynch or Distributor from any obligations either may have under any other agreements between them (including, but not limited to, the Selected Dealer Agreement and the Financial Services Agreement relating to sub-accounting for the Fund(s)) and all sales of shares of the Funds shall be subject to the terms of the Selected Dealer Agreement (except with respect to the payment of discounts, commissions and other concessions). In the case of any conflicts between the terms of this Agreement and the terms of the Selected Dealer Agreement or the Financial Services Agreement, this Agreement shall control only with respect to the subject matter hereof.

         6. Distributor is not endorsing, recommending or otherwise involved in providing any investment product of Merrill Lynch, including but not limited to the Fee-Based Program(s). Distributor is merely affording Merrill Lynch the opportunity to use shares of the Funds as an investment medium for the Fee-Based Program(s). Merrill Lynch acknowledges and agrees that it is solely responsible for the Fee-Based Program(s). Distributor shall not make any representation about the Fee-Based Program(s) without the prior written consent of Merrill Lynch.

         7. This Agreement is not exclusive and may be terminated by either party upon thirty (30) days' prior written notice to the other party; provided, however, that it shall terminate automatically upon termination of the Selected Dealer Agreement. This Agreement may be amended only by a written instrument signed by both parties.

         8. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         9. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth below by a duly authorized officer of each party.

                                           Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated

                                          By:  /s/ William J. Rittling
                                             -----------------------------------

                                              William J. Rittling
                                              First Vice President
                                              Director, Non-Proprietary Funds

                                           One Group Dealer Services, Inc.

                                           By:  /s/ Robert L. Young
                                              ----------------------------------

                                           Name:  Robert L. Young
                                                --------------------------------

                                           Title: Vice President
                                                 -------------------------------


Date:  April 1, 2002

                                   Schedule A
                           List of Participating Funds

One Group Mutual Funds

EQUITY FUNDS

Balanced (A)

Large Cap Growth (A)

Large Cap Value (A)

Mid Cap Growth (A)

Mid Cap Value (A)

Equity Income (A)

Diversified Equity (A)

Small Cap Growth (A)

Small Cap Value (A)

Diversified Mid Cap (A)

Diversified International (A)

Health Science (A)

INVESTOR FUNDS

Investor Growth (A)

Investor Growth & Income (A)

Investor Conservative Growth (A)

Investor Balanced (A)

BOND FUNDS

Intermediate Bond (A)

Government Bond (A)

Short-Term Bond (A)

Income Bond (A)

Ultra Short-Term Bond (A)

High Yield Bond (A)

Treasury & Agency (A)

Bond Fund (A)

MUNICIPAL BOND FUNDS

Intermediate Tax Free Bond (A)

Municipal Income (A)

Arizona Municipal Bond (A)

West Virginia Municipal Bond (A)

Louisiana Municipal Bond (A)

Ohio Municipal Bond (A)

Kentucky Municipal Bond (A)

Short-Term Municipal Bond (A)

Tax-Free Bond (A)

Michigan Municipal Bond (A)

                      Merrill Lynch Fee-Based Arrangements
                                   Schedule B

        Unlimited Advantage(SM), Merrill Lynch Mutual Fund Advisor Program, and Merrill Lynch Mutual Fund Advisor Selects(SM) Program

A.       Unlimited Advantage

Basic Product Description:

Unlimited Advantage(SM) is a non-discretionary brokerage service that offers clients a relationship with a Financial Advisor and access to Merrill Lynch's resources for an annual asset-based fee. There are no per-trade commissions on most transactions (certain additional fees and trading and other limitations apply) and no individual charges on various products and services (some services are not available to certain account types). The applicable fee rate for each asset category is based on the total amount of eligible assets (in all asset categories) held in the account(s) that each household enrolls in Unlimited Advantage. The fee is assessed to each account based on the value of eligible assets in all asset categories held by the account. There is a $1,500 minimum annual fee ($375 minimum quarterly fee). Eligible assets in Unlimited Advantage include certain open-end mutual funds, subject to the conditions discussed below.

Unlimited Advantage is not an investment advisory service.

Other Features of Unlimited Advantage:

Open-end mutual funds advised by both affiliates of Merrill Lynch (the "Merrill Lynch Funds") and certain unaffiliated advisers (the "non-Merrill Lynch Funds") will be included as eligible assets on a front-end load-waived or no-load basis; the only money market funds available as eligible assets are Merrill Lynch Funds. Clients may purchase institutional shares of non-Merrill Lynch Funds that do not pay any service fees if such shares are made available by the fund group. If these shares are not available, or if Merrill Lynch so determines, clients may purchase any front-end load class at NAV or no-load class made available to Merrill Lynch by the fund group that pays Merrill Lynch no more than 25 basis points of 12b-1 fees (collectively, the "Eligible Classes").

Open-end shares previously purchased with, or subject to, a load may be transferred into accounts enrolled in Unlimited Advantage. However, these shares will not be subject to the annual fee in Unlimited Advantage and will not be included in determining the applicable fee rates (the "Ineligible Assets"). No-load and front-end load-waived classes of funds transferred into Unlimited Advantage will be subject to the annual fee (except for certain Merrill Lynch Funds) and will be counted as eligible assets in determining the applicable fee rates. Certain restrictions apply in Unlimited Advantage as to the proportion of eligible mutual funds that clients can hold in their accounts. In addition, Unlimited Advantage is not for day trading or other extreme trading activity, including trading in mutual funds based on market timing.

The Unlimited Advantage fee will also be charged on: (i) shares of Eligible Classes purchased in these accounts (including through automatic investment plans) and (ii) shares of Eligible Classes acquired in these accounts through reinvestment of dividends and other distributions received on underlying fund shares, whether or not such underlying fund shares are subject to the annual fee.

Generally, while the client is enrolled in Unlimited Advantage, mutual fund shares (and other eligible assets) purchased under the asset-based fee arrangement cannot be transferred out of an account. Except in certain limited circumstances, a client will have to redeem such shares, and purchase the appropriate class of fund shares in an account not subject to the Unlimited Advantage annual fee and pay any applicable transaction charges, including any applicable sales charge. To the extent an exception is made, mutual fund positions (for clients other than Merrill Lynch employees) are subject to exchange, as follows: Institutional class fund shares will be exchanged into (i) Class D (or equivalent class with a service fee) at NAV for Merrill Lynch Funds or (ii) the equivalent class (i.e., front-end load that pays Merrill Lynch no more than 25 basis points of 12b-1 fees) at NAV for non-Merrill Lynch Funds where such exchange has been provided for by these Funds. No-load funds not subject to any service fees will be exchanged into a class that will pay Merrill Lynch no more than 25 basis points of 12b-1 fees, where made available to Merrill Lynch. No exchange will be required for (i) Eligible Classes subject to service fees; (ii) Class A (institutional class) shares of a Merrill Lynch Fund where the client also holds Class A shares of the same Merrill Lynch Fund as Ineligible Assets in an enrolled account; (iii) Eligible Classes transferred to an advisory fee-based arrangement at Merrill Lynch; and (iv) Eligible Classes of non-Merrill Lynch Funds that were acquired initially outside of Unlimited Advantage or another brokerage or advisory fee-based arrangement at Merrill Lynch on a no-load or front-end load-waived basis.

Upon termination of Unlimited Advantage, mutual fund share positions (and other eligible assets) held in the account(s) can be liquidated by the client. If the client chooses to hold fund positions, an exchange into another share class may be required as noted above. In addition, for Eligible Classes of mutual funds that have been held in Unlimited Advantage for less than one year at termination, a closing fee equal to 1.0% of the value of such equity, balanced and high yield Eligible Classes and 0.30% of the value of such fixed-income (other than high yield) Eligible Classes, less, if applicable, a portion of the annual fee assessed to the client prior to termination, may be charged. This closing fee will not be charged if the Eligible Classes are liquidated or transferred to a fee-based arrangement for advisory services at Merrill Lynch on or before termination. If an Eligible Class of a Fund held at termination was acquired in exchange for an Eligible Class of another Fund within the same family of funds while the client was enrolled in Unlimited Advantage, the period of time that the client held the prior Eligible Class in Unlimited Advantage will be counted in determining whether the one year holding period has been met. As described in the Unlimited Advantage Agreement, a closing fee with respect to the client's investment activity in eligible assets other than Eligible Classes of mutual funds may also be payable.

B.  Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(R)) Program

Basic Product Description:

The Merrill Lynch MFA program is a fee-based, discretionary investment advisory program that offers clients a customized portfolio of open-end mutual funds based upon the investment strategy selected by the client. Clients' MFA portfolios can include both Merrill Lynch Funds and non-Merrill Lynch Funds. Non-Merrill Lynch Funds are included in the MFA program on a front-end load-waived or no-load basis; non-Merrill Lynch money market funds are not included in the Merrill Lynch MFA program. Institutional shares that do not pay any service fees will be purchased through MFA if made available by the fund group; if these shares are not available, any class that pays Merrill Lynch 12b-1 fees may also be purchased since such 12b-1 fees will be included in the credit against the MFA advisory fees payable by MFA clients (collectively, the "MFA Eligible Classes"). There is currently a $5,000 minimum initial investment.

Other Features of the Merrill Lynch MFA Program:

Participation in the MFA program may be funded with cash or Merrill Lynch Fund shares (subject to the terms and conditions of MFA). Merrill Lynch, in its sole discretion, may also accept the transfer of a client's existing non-Merrill Lynch Fund shares (subject to the terms and conditions of MFA). If clients seek to transfer fund shares into another asset-based fee program or services, the shares will be treated as shares purchased through, and subject to thje terms of, the other program or service. Upon termination of participation in the MFA program, clients can decide to redeem, transfer or hold mutual fund shares held in the MFA account.

The MFA advisory fee will be computed and charged as described in the MFA client agreement on the basis of the aggregate net asset value of the client's MFA account.

C.  Merrill Lynch Mutual Fund Advisor Selects Program

Basic Product Description:

The Merrill Lynch Mutual Fund Advisor Selects(SM) (Merrill Lynch MFA Selects(SM)) program is a fee-based, non-discretionary investment advisory program that recommends the purchase, in specified proportions, of selected open-end mutual funds for clients' accounts. These recommendations, which are provided at least quarterly, are tailored to help meet the clients' stated investment goals considering, among other factors, Merrill Lynch asset allocation strategy guidelines. Clients are not required to purchase any of the recommended funds and may, in their sole discretion, purchase funds that are not included as recommendations but are among the universe of eligible funds available to participants in Merrill Lynch MFA Selects Program.

The universe of eligible funds includes both Merrill Lynch and non-Merrill Lynch Funds on a no-load or front-end load-waived basis; the only money market funds available as eligible securities are Merrill Lynch Funds. The parameters of eligible classes for non-Merrill Lynch Funds are the same as those described above at Section B for the Merrill Lynch MFA program. As in the MFA program, there is currently a $5,000 minimum initial investment.

Other Features of the Merrill Lynch MFA Selects Program:

Participation in the Merrill Lynch MFA Selects program may be funded with cash or MFA Selects eligible fund shares (subject to the terms and conditions of MFA Selects).

If clients seek to transfer fund shares into another asset-based fee program or service, the shares will be treated as shares purchased through, and subject to the terms of, the other program or service. Upon termination of participation in the MFA Selects programtransfer or hold the mutual fund shares held in the MFA Selects account.

The Merrill Lynch MFA Selects advisory fee will be computed and charged as described in the MFA Selects client agreement on the basis of the aggregate net asset value of the client's MFA Selects account.

                        ---------------------------------

Each of the fee-based arrangements described herein may be modified in the future to include other features.

                      Merrill Lynch Fee-Based Arrangements
                                   Schedule C
                               Basic Fee Schedules

--------------------------------------------------------------------------------
                      Unlimited Advantage(SM) Fee Schedule
--------------------------------------------------------------------------------
                                              Annual Fee Rate Per Asset Category
    Total Eligible    Equity, Balanced and           Fixed-Income-Type
     Asset Levels      High Yield Fixed-                Investments
                      Income Mutual Funds     (including Fixed-Income Mutual
                                                    Funds other than High
                                                         Yield) and Cash
--------------------------------------------------------------------------------
  First $1,000,000          1.00%                         0.30%
--------------------------------------------------------------------------------
  Next $4,000,000           0.75%                         0.25%
--------------------------------------------------------------------------------
  Next $5,000,000           0.50%                         0.20%
--------------------------------------------------------------------------------
   $10,000,000+        Customized Pricing            Customized Pricing
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
      Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(R)) Fee Schedule
--------------------------------------------------------------------------------
                                              Maximum Annual Gross/Net
        Asset Level                                 Advisory Fee
--------------------------------------------------------------------------------
      First $250,000                                2.00%/1.50%
--------------------------------------------------------------------------------
      Next $250,000                                 1.50%/1.00%
--------------------------------------------------------------------------------
    Additional Assets                               1.00%/0.50%
--------------------------------------------------------------------------------


       -------------------------------------------------------------------------
                  Merrill Lynch Mutual Fund Advisor Selects(SM)
                  (Merrill Lynch MFA Selects(SM)) Fee Schedule
       -------------------------------------------------------------------------
                                                   Maximum Annual Gross/Net
             Asset Level                                 Advisory Fee
       -------------------------------------------------------------------------
           First $250,000                                2.00%/1.25%
       -------------------------------------------------------------------------
            Next $250,000                                1.75%/1.00%
       -------------------------------------------------------------------------
         Additional Assets                               1.25%/0.50%
       -------------------------------------------------------------------------